EXHIBIT 99.1


     Cadence Financial Corporation Reports First Quarter Results

            Board Approves 500,000 Share Repurchase Program


   STARKVILLE, Miss.--(BUSINESS WIRE)--April 24, 2007--Cadence Financial Corporation (NASDAQ: CADE), a financial holding company whose principal subsidiary is Cadence Bank, N.A., today reported net income of $3.7 million, or $0.31 per diluted share, for the first quarter ended March 31, 2007 compared with net income of $3.3 million, or $0.40 per diluted share, in the first quarter of 2006. The Company also announced that the Board of Directors approved a 500,000 share repurchase program.

   "Net interest income rose almost 17% due to continued growth in our loan portfolio since last year," stated Lewis F. Mallory, Jr., chairman and chief executive officer of Cadence Financial Corporation. "Net loans increased 45% to $1.2 billion compared with the first quarter of last year. Our loan growth remained strong in our Tennessee and Alabama markets, which accounted for approximately 59% of net new loans since the first quarter of last year. The acquisitions of SunCoast Bancorp and Seasons Bancshares during 2006 were also significant contributors to our loan growth since last year."

   "We enter 2007 with a strong base of operations. We are particularly pleased with the performance of our newer markets. Our focus for 2007 will be on integrating the acquisitions and laying the groundwork for building out our footprint in the coming years. We believe the Board's authorization of the 500,000 share repurchase program highlights our confidence in our continued growth," stated Mr. Mallory.

   First Quarter Results

   Net interest income rose 16.7% to $13.7 million in the first quarter of 2007 compared with $11.7 million in the first quarter of 2006. The growth in net interest income was due to a 29.1% increase in average earning assets partially offset by a 35 basis point decrease in net interest margin.

   Total interest income rose 43.0% to $29.5 million for the first quarter of 2007 compared with $20.6 million in the first quarter of 2006. Interest and fees on loans increased 55.4% to $24 million due to a 48 basis point increase in average yields and a $378.5 million increase in average loan balances from the first quarter of 2006. Interest and dividends on investment securities rose 3.2% to $5.2 million compared with the first quarter of 2006 due to a 20 basis point increase in yield, offset by a $5.2 million decrease in average investment securities.

   Cadence's provision for loan losses was $1.2 million in the first quarter of 2007 compared with $401,000 in the same period last year. The increase was primarily related to two credit downgrades, one being a bankruptcy. At the end of the first quarter, the reserve for loan losses was $12.9 million, or 1.04% of total loans, compared with $9.5 million, or 1.10% of total loans, in the first quarter of 2006. The reserve totaled 114% of non-performing loans at the end of the first quarter of 2007 compared with 336% in the first quarter of the prior year. The decline in the ratio of the reserve to non-performing loans was primarily related to the two loans mentioned above, which management believes are now fully reserved.

   "Cadence's loan quality remained strong at the end of the first quarter," continued Mr. Mallory. "We believe the increase in our first quarter provision for loan losses was isolated to a few credits and is not indicative of any shift in loan quality. At the end of the first quarter 2007, our loans 90 days past due declined to 0.17% of total loans compared with 0.27% in the first quarter of last year. In addition, net charge-offs were only 0.045% of average loans in the first quarter of 2007."

   Net interest income after provision for loan losses rose 10.0% to $12.5 million in the first quarter compared with $11.3 million last year.

   Non-interest income increased to $6.3 million in the first quarter of 2007 compared with $4.8 million in the first quarter of 2006. Cadence experienced growth in service charges, trust department income, insurance commissions and mortgage loan fee income. In addition, gains on securities increased to $734,000 in the first quarter of 2007 compared with $2,000 in the same period of 2006.

   The 2007 gain on securities included $726,000 related to the Company's early adoption of the fair value standards, SFAS 157 and SFAS 159. The gain was due to a mark-to-market on $168 million in fixed rate collateralized mortgage obligations (CMOs) and adjustable rate mortgage-backed securities in the portfolio that were reclassified from available-for-sale to the trading account category and accounted for under the fair value option of SFAS 159. These securities were subsequently sold after the close of the quarter and the proceeds were reinvested in callable agency securities in the two-to-three year maturity category that increased the average yield on the $168 million investment by approximately 65 basis points.

   "The early adoption of SFAS 157 and 159 provided Cadence with an opportunity to decrease the duration of our security portfolio, reduce the negative convexity inherent in mortgage-backed securities and CMOs, improve cash flow predictability and increase our average yield on investment securities," noted Mr. Mallory. "We expect interest income will increase approximately $700,000 for the remainder of 2007 due to the higher yield on the replacement securities. All of these changes improved our balance sheet from an asset-liability management perspective. The adoption of SFAS 157 had no significant impact on the financial position of the Company."

   Non-interest expenses increased 15.7% to $13.5 million compared with the first quarter of 2006. The increase was due primarily to expenses associated with higher premises expense, salary and employee benefits resulting from the de novo branch expansion in Nashville, the acquisitions of SunCoast Bancorp and Seasons Bancshares, and the addition of branches in Memphis.

   Income before taxes rose 18.6% to $5.3 million in the first quarter of 2007 compared with $4.5 million in the first quarter of 2006. The tax rate for the first quarter of 2007 was 30.2% compared with 27.0% in the same period last year.

   Net income for the first quarter of 2007 was $3.7 million, or $0.31 per diluted share, compared with net income of $3.3 million, or $0.40 per diluted share, in the first quarter of 2006. Even though net income increased 13.3% from the first quarter of last year, earnings per share were down due to the 45.3% increase in average weighted shares outstanding arising from the $50.2 million stock offering and shares issued in the SunCoast acquisition during 2006.

   Return on average assets was 0.8% in the first quarter of 2007 compared with 0.9% in the first quarter of 2006. Return on average equity was 7.7% in the first quarter of 2006 compared with 11.1% in the first quarter of 2006.

   Stock Repurchase Program

   Cadence's Board of Directors approved a stock repurchase program totaling 500,000 shares. The stock repurchase program may be carried out through open market purchases, block trades and in negotiated private transactions and will be subject to availability of stock, market conditions, the trading price of the stock and the Company's financial performance.

   2007 Expectations

   Cadence expects earnings for 2007 to be in the range of $1.23 to $1.30 per diluted share compared with $1.37 reported in 2006. The 2007 earnings estimate includes the additional shares attributable to a $50.2 million common stock offering completed in May 2006 and the acquisition of SunCoast Bancorp in August 2006. Fully diluted shares are estimated to be 11,950,000 in 2007 compared with 10,329,000 in 2006. The projections anticipate continued loan growth, a slowing of margin compression and no significant changes in loan quality.

   Expectations for the second quarter of 2007 are for net income to be in the range of $0.29 - $0.33 per diluted share. Cadence reported net income of $0.36 per diluted share in the second quarter of 2006.

   Conference Call

   Cadence Financial Corporation will provide an on-line, real-time webcast and rebroadcast of its first quarter results conference call to be held tomorrow, April 25, 2007. The live broadcast will be available on-line at www.cadencebanking.com under investor information as well as www.investorcalendar.com beginning at 3:00 p.m. (Eastern
Time). The on-line replay will follow immediately and continue for 30 days.

   About Cadence Financial Corporation

   Cadence Financial Corporation is a $1.9 billion financial holding company providing full financial services, including banking, trust services, mortgage services, insurance and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia. Cadence's stock is listed on the NASDAQ Global Select Market under the symbol CADE.

   Forward-Looking Statements

   This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.




CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
MARCH 31,

(In thousands, except share data)

                                                  2007        2006
                                               ----------- -----------
ASSETS:

Cash and Due From Banks                           $41,484     $38,062
Interest Bearing Deposits Due From Banks            9,362       1,423
                                               ----------- -----------
   Total Cash and Due From Banks                   50,846      39,485

Securities:
  Securities Held for Trading                     163,223           -
  Securities Available-for-Sale                   240,207     427,730
  Securities Held-to-Maturity                      23,493      23,758
                                               ----------- -----------
    Total Securities                              426,923     451,488

Federal Funds Sold and Securities Purchased
 Under Agreements To Resell                        15,963      18,301

Other Earning Assets                               17,696      17,057

Loans                                           1,246,612     862,239
Less: Allowance for Loan Losses                   (12,909)     (9,501)
                                               ----------- -----------
    Net Loans                                   1,233,703     852,738


Premises and Equipment, Net                        32,897      20,867
Interest Receivable                                11,156       8,763
Other Real Estate Owned                             4,760       5,166
Goodwill and Other Intangibles                     71,035      39,358
Other Assets                                       16,589      20,945
                                               ----------- -----------
    Total Assets                               $1,881,568  $1,474,168
                                               =========== ===========


LIABILITIES AND SHAREHOLDERS' EQUITY:

Noninterest-Bearing Deposits                     $185,661    $159,783
Interest-Bearing Deposits                       1,269,621     984,548
                                               ----------- -----------
    Total Deposits                              1,455,282   1,144,331
Interest Payable                                    5,873       2,637
Federal Funds Purchased and Securities Sold
 Under Agreements to Repurchase                    86,478      60,074
Federal Home Loan Bank Borrowings                  97,444      99,723
Subordinated Debentures                            37,114      37,114
Other Liabilities                                   9,751      12,052
                                               ----------- -----------
    Total Liabilities                           1,691,942   1,355,931

SHAREHOLDERS' EQUITY:

Common Stock - $1 Par Value, Authorized
 50,000,000 shares, Issued - 11,894,932 Shares
 at March 31, 2007 and 9,615,806 Shares at
 March 31, 2006                                    11,895       9,616
Surplus and Undivided Profits                     180,976     144,412
Accumulated Other Comprehensive Income (Loss)      (3,245)     (8,327)
Treasury Stock at Cost (1,429,082 shares at
 March 31, 2006)                                        -     (27,464)
                                               ----------- -----------
  Total Shareholders' Equity                      189,626     118,237
                                               ----------- -----------
    Total Liabilities and Shareholders' Equity $1,881,568  $1,474,168
                                               =========== ===========





CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share data)
                                                 FOR THE THREE MONTHS
                                                    ENDED MARCH 31
                                                ----------------------
                                                   2007       2006
                                                ----------- ----------
INTEREST INCOME:

Interest and Fees on Loans                         $23,972    $15,423
Interest and Dividends on Investment Securities      5,178      5,019
Other Interest Income                                  315        169
                                                ----------- ----------
    Total Interest Income                           29,465     20,611


INTEREST EXPENSE:

Interest on Deposits                                12,735      6,613
Interest on Borrowed Funds                           3,031      2,256
                                                ----------- ----------
    Total Interest Expense                          15,766      8,869
                                                ----------- ----------
    Net Interest Income                             13,699     11,742
Provision for Loan Losses                            1,229        401
                                                ----------- ----------
    Net Interest Income After Provision for
     Loan Losses                                    12,470     11,341


OTHER INCOME:

Service Charges on Deposit Accounts                  2,153      1,985
Trust Department Income                                612        526
Insurance Commission and Fee Income                  1,501      1,125
Mortgage Loan Fee Income                               343        140
Other Non-Interest Income                              925        967
Gains (Losses) on Securities - Net                     734          2
                                                ----------- ----------
    Total Other Income                               6,268      4,745
                                                ----------- ----------


OTHER EXPENSE:

Salaries and Employee Benefits                       7,776      6,792
Net Premises and Fixed Asset Expense                 2,048      1,576
Other Operating Expense                              3,634      3,266
                                                ----------- ----------
    Total Other Expense                             13,458     11,634
                                                ----------- ----------


Income Before Income Taxes                           5,280      4,452
Applicable Income Tax Expense                        1,597      1,202
                                                ----------- ----------
    Net Income                                      $3,683     $3,250
                                                =========== ==========

Earnings Per Share:
    Basic                                            $0.31      $0.40
    Diluted                                          $0.31      $0.40
                                                =========== ==========

Average Weighted Shares:
    Primary                                     11,890,732  8,186,146
    Diluted                                     11,911,931  8,198,928





CADENCE FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS

(in thousands, except per share data)

FOR THE THREE MONTHS ENDED MARCH 31:             2007         2006
                                               ----------   ----------

Net Earnings                                  $    3,683   $    3,250
Basic and Diluted Earnings Per Share                0.31         0.40
Cash Dividends Per Share                            0.25         0.25

ANNUALIZED RETURNS
Return on Average Assets                             0.8%         0.9%
Return on Average Equity                             7.7%        11.1%


SELECTED BALANCES AT MARCH 31:                   2007         2006
                                               ----------   ----------

Total Assets                                  $1,881,568   $1,474,168
Deposits and Securities Sold Under Agreements
 to Repurchase                                 1,491,760    1,179,405
Loans                                          1,246,612      862,239
Total Securities                                 426,923      451,488
Shareholders' Equity                             189,626      118,237
Market Price Per Share                             20.00        22.93
Book Value Per Share                               15.94        14.44





CADENCE FINANCIAL CORPORATION

(amounts in thousands)

                                                  2007        2006
                                                ----------  ----------
LOAN BALANCES BY TYPE AT MARCH 31:
Commercial and Industrial                      $  234,127  $  189,965
Personal                                           34,740      37,132
Construction                                      237,364      99,881
Commercial Real Estate                            506,985     348,814
Real Estate Secured by Residential Properties     132,679     103,343
Mortgage                                           42,589      48,457
Other                                              58,128      34,647
                                                ----------  ----------
  Total                                        $1,246,612  $  862,239
                                                ----------  ----------

ASSET QUALITY DATA AT MARCH 31:
Nonaccrual Loans                               $    9,247  $      499
Loans 90+ Days Past Due                             2,071       2,332
                                                ----------  ----------
   Total Non-Performing Loans                      11,318       2,831
Other Real Estate Owned                             4,760       5,166
                                                ----------  ----------
   Total Non-Performing Assets                 $   16,078  $    7,997

Non-Performing Loans to Total Loans                   0.9%        0.3%
Non-Performing Assets to Total Loans                  1.3%        0.9%
Allowance for Loan Losses to Non-Performing
 Loans                                              114.1%      335.6%
Allowance for Loan Losses to Total Loans              1.0%        1.1%

NET CHARGEOFFS FOR QUARTER ENDED MARCH 31      $      556  $      212

INTANGIBLE ASSET AMORTIZATION FOR QUARTER
 ENDED MARCH 31                                $      388  $      296





CADENCE FINANCIAL CORPORATION
LOANS AND DEPOSITS BY STATE/REGION


AS OF MARCH 31, 2007:

                            MISSISSIPPI TUSCALOOSA BIRMINGHAM MEMPHIS
                            ------------------------------------------

LOANS                           33%         9%         5%       30%

DEPOSITS                        63%        10%         1%       14%



AS OF MARCH 31, 2006:

                            MISSISSIPPI TUSCALOOSA BIRMINGHAM MEMPHIS
                            ------------------------------------------

LOANS                           52%        12%         3%       33%

DEPOSITS                        68%        13%         0%       19%


AS OF MARCH 31, 2007:

                                      MIDDLE TN  FLORIDA GEORGIA TOTAL
                                     ---------------------------------

LOANS                                     8%       10%     5%    100%

DEPOSITS                                  2%       6%      5%    100%



AS OF MARCH 31, 2006:

                                      MIDDLE TN  FLORIDA GEORGIA TOTAL
                                     ---------------------------------

LOANS                                     0%       0%      0%    100%

DEPOSITS                                  0%       0%      0%    100%





CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

(amounts in thousands)

                                        Average Balance
                         ---------------------------------------------
                           Quarter    Quarter     Quarter      Year
                            Ended      Ended       Ended      Ended
                          3/31/07     3/31/06    12/31/06   12/31/06
                         ----------- ---------- ----------- ----------
EARNING ASSETS:
  Net loans              $1,238,349   $859,899  $1,148,698   $973,466
  Federal funds sold and
   other interest-
   bearing assets            25,927     15,422      33,669     25,893
  Securities:
     Taxable                332,131    323,316     350,333    343,515
     Tax-exempt             105,478    119,526     109,017    116,328
                         ----------- ---------- ----------- ----------
Totals                    1,701,885  1,318,163   1,641,717  1,459,202
                         ----------- ---------- ----------- ----------

INTEREST-BEARING
 LIABILITIES:
  Interest-bearing
   deposits               1,268,359    953,026   1,207,480  1,061,250
  Borrowed funds,
   federal funds
   purchased and
   securities sold under
   agreements to
   repurchase and other
   interest-bearing
   liabilities              233,185    204,167     224,072    207,927
                         ----------- ---------- ----------- ----------
Totals                    1,501,544  1,157,193   1,431,552  1,269,177
                         ----------- ---------- ----------- ----------

Net amounts                $200,341   $160,970    $210,165   $190,025
                         ----------- ---------- ----------- ----------


                                         Interest For
                         ---------------------------------------------
                           Quarter    Quarter     Quarter      Year
                            Ended      Ended       Ended      Ended
                          3/31/07     3/31/06    12/31/06   12/31/06
                         ----------- ---------- ----------- ----------
EARNING ASSETS:
  Net loans                 $23,972    $15,423     $22,605    $74,182
  Federal funds sold and
   other interest-
   bearing assets               315        169         444      1,312
  Securities:
     Taxable                  4,090      3,802       4,300     16,641
     Tax-exempt               1,088      1,217       1,102      4,859
                         ----------- ---------- ----------- ----------
Totals                       29,465     20,611      28,451     96,994
                         ----------- ---------- ----------- ----------

INTEREST-BEARING
 LIABILITIES:
  Interest-bearing
   deposits                  12,735      6,613      11,822     35,992
  Borrowed funds,
   federal funds
   purchased and
   securities sold under
   agreements to
   repurchase and other
   interest-bearing
   liabilities                3,031      2,256       2,996     10,520
Totals                       15,766      8,869      14,818     46,512
                         ----------- ---------- ----------- ----------

Net amounts                 $13,699    $11,742     $13,633    $50,482
                         ----------- ---------- ----------- ----------





CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS


                                             Yields Earned
                                          And Rates Paid (%)
                                 -------------------------------------
                                 Quarter  Quarter   Quarter    Year
                                  Ended    Ended     Ended     Ended
                                 3/31/07  3/31/06  12/31/06  12/31/06
                                 -------- -------- --------- ---------
EARNING ASSETS:
  Net loans                         7.85     7.27      7.81      7.62
  Federal funds sold and other
   interest-bearing assets          4.93     4.44      5.23      5.07
  Securities:
     Taxable                        4.99     4.77      4.87      4.84
     Tax-exempt                     4.19     4.13      4.01      4.18
                                 -------- -------- --------- ---------
Totals                              7.02     6.34      6.88      6.65
                                 -------- -------- --------- ---------

INTEREST-BEARING LIABILITIES:
  Interest-bearing deposits         4.07     2.81      3.88      3.39
  Borrowed funds, federal funds
   purchased and securities sold
   under agreements to
   repurchase and other
   interest-bearing liabilities     5.27     4.48      5.30      5.06
                                 -------- -------- --------- ---------
Totals                              4.26     3.11      4.11      3.66
                                 -------- -------- --------- ---------

Net margin                          3.26     3.61      3.29      3.46
                                 -------- -------- --------- ---------

Note: Yields on a tax equivalent
 basis would be:
   Tax-exempt securities            6.44     6.35      6.17      6.43
                                 -------- -------- --------- ---------
   Total earning assets             7.16     6.54      7.10      6.83
                                 -------- -------- --------- ---------
   Net margin                       3.40     3.81      3.44      3.64
                                 -------- -------- --------- ---------

Tax equivalent income (in
 thousands)                         $586     $655      $593    $2,616
                                 -------- -------- --------- ---------



    CONTACT: Cadence Financial Corporation
             Richard T. Haston, 662-324-4258